Exhibit 99.1

FOR IMMEDIATE RELEASE

Date:               December 17, 2004

Contact:          Rick Fox, Inland Communications, Inc.
                        (630) 218-8000 Ext. 4896 or rfox@inlandgroup.com

INLAND AGREES TO $390 MILLION SALE-LEASEBACK WITH AMERICAN EXPRESS

 Oak Brook, Ill. - Inland Western Retail Real Estate Trust, Inc. has completed $300 million

In sale-leasebacks with A-plus credit tenant American Express Travel Related Services Company and American Express Financial Corporation for six office buildings totaling 2.3 million square feet around the United States. Two additional properties have been agreed to and when they close, they will bring the total square footage to 2.6 million and the total purchase price to $390 million.

While Inland Western focuses primarily on retail properties, all three real estate investment trusts sponsored by Inland have been structured with single-tenant sale-leasebacks in mind as stated in each prospectus.

"We've purchased some single-tenant sale leasebacks for all of our REITs. The attraction is not necessarily the property type, but the quality and location of the property along with the reliable, guaranteed income stream they will provide," said Joe Cosenza, chairman of Inland Real Estate Acquisitions, Inc., who negotiated the purchases on behalf of Inland Western. "We're getting an A-plus credit tenant who will be in these properties for a long time to come."

Inland will lease the properties back to American Express for a ten-year term, with six five-year options. The leases will be triple-net whereby American Express is responsible for all costs and expenses relating to the property.

The addresses, square footage and architectural style of each building are as follows.
  2022 N. 31st Avenue, Phoenix, Ariz., 337,439, brick and glass.
  20002 N. 19th Avenue, Phoenix, Ariz., 117,556, steel structure with stucco shell.
  1001 N. 3rd Avenue South, Minneapolis, Minn , 541,542, granite and glass.
  3500 Packerland Drive, DePere, Wis. (a suburb of Green Bay), 132,336, masonry, glass.
  7701 Airport Center, Greensboro, N.C., 389,377, steel window curtain.
  777 American Expressway, Ft. Lauderdale, Fla., 376,348, concrete and glass.

(The two properties yet to close are located in Salt Lake City, Utah and Toronto, Ontario, Canada.)

"Sale-leasebacks like this are becoming more common," Cosenza said. "For the tenants and their investors, sale-leasebacks afford a chance to recognize the full value of a property immediately. For us, it affords us a good stream of stable rental income."

Inland Western, which is a public non-listed Real Estate Investment Trust, has been expanding quickly since it began purchasing properties about one year ago. The REIT now has more than 80 properties totaling more than $2.6 billion in value in its portfolio.

 Inland Western is associated with The Inland Real Estate Group of Companies, Inc. (www.inlandgroup.com, which comprises independent real estate investment and financial companies doing business nationwide. With more than 30 years of experience focusing on real estate acquisition, auctions, commercial real estate brokerage, investment, property management, land development and commercial mortgage lending, Inland is one of the nation's largest commercial real estate companies. Inland's national headquarters is in Oak Brook, Ill.

This press release may contain forward-looking statements. Forward-looking statements are statements that are not historical, including statements regarding management's intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as "believe," "expect," "anticipate," "intend," "estimate," "may," "will," "should" and "could." The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and the Federal Private Securities Litigation Reform Act of 1995, and we include this statement for the purpose of complying with such safe harbor provisions. There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements and include, but are not limited to, the effects of future events on financial performance, changes in general economic conditions, adverse changes in real estate markets and the level and volatility of interest rates. For a more complete discussion of these risks and uncertainties, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2003. Inland Western Retail Real Estate Trust, Inc. disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.